EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 14, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (December 2009 – November 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.6%	1.7%	2.7%	3.6%	-2.5%	-4.1%	0.8%	-4.1%	10.3%	-28.6%	-0.4	-0.5
B**	0.6%	1.7%	2.2%	3.1%	-3.1%	-4.6%	0.1%	-4.6%	10.3%	-29.9%	-0.4	-0.6
Legacy 1***	0.7%	1.7%	4.5%	5.6%	-0.4%	-2.1%	N/A	-2.1%	10.1%	-23.7%	-0.2	-0.3
Legacy 2***	0.7%	1.8%	4.4%	5.5%	-0.6%	-2.3%	N/A	-2.3%	10.1%	-24.4%	-0.2	-0.3
Global 1***	0.7%	1.9%	4.9%	6.1%	0.1%	-2.6%	N/A	-2.6%	9.7%	-21.9%	-0.2	-0.3
Global 2***	0.7%	1.9%	4.7%	5.9%	-0.1%	-2.8%	N/A	-2.8%	9.7%	-22.4%	-0.2	-0.4
Global 3***	0.7%	1.8%	3.3%	4.3%	-1.8%	-4.5%	N/A	-4.5%	9.7%	-27.9%	-0.4	-0.6

S&P 500 Total Return Index****	0.4%	1.2%	12.3%	15.2%	20.3%	15.6%	7.9%	15.6%	13.0%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	0.1%	0.4%	18.5%	16.3%	3.5%	7.6%	7.2%	7.6%	11.4%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	31%					31%
Energy	9%	Short	Crude Oil	1.8%	Short	9%	Short	Crude Oil	1.8%	Short
			Heating Oil	1.8%	Short			Heating Oil	1.8%	Short
Grains/Foods	10%	Short	Coffee	1.6%	Short	10%	Short	Coffee	1.6%	Short
			Soybeans	1.3%	Long			Soybeans	1.3%	Long
Metals	12%	Short	Gold	5.1%	Short	12%	Short	Gold	5.1%	Short
			Platinum	1.5%	Short			Platinum	1.5%	Short
FINANCIALS	69%					69%
Currencies	22%	Long $	Euro	5.8%	Short	22%	Long $	Euro	5.8%	Short
			Japanese Yen	4.2%	Short			Japanese Yen	4.2%	Short
Equities	23%	Long	S&P 500	6.3%	Long	23%	Long	S&P 500	6.3%	Long
			ASX SPI 200 Index	3.3%	Long			ASX SPI 200 Index	3.3%	Long
Fixed Income	24%	Long	Bunds	5.0%	Long	24%	Long	Bunds	5.0%	Long
			U.S. Treasury Bonds	3.0%	Long			U.S. Treasury Bonds	3.0%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets moved almost 9% lower because of forecasts for warmer weather in the U.S. and a large increase in domestic inventories.  Crude oil markets continued their recent downtrend in anticipation OPEC will not reduce production levels despite waning demand and elevated global supplies.

Grains/Foods
Wheat prices rose nearly 9% as below-zero temperatures in the Midwest weighed on supply forecasts.  Prices in the soybean complex moved lower, under pressure from weak export sales data.  Cotton prices fell as global supplies are reported to be near record highs.

Metals
Gold prices moved higher as weakness in the U.S. dollar weakness prompted buying.  Base metals markets rallied after U.S. consumer confidence reached a seven-year high, which investors viewed as a harbinger for increased industrial demand.

Currencies
The U.S. dollar weakened after the Federal Reserve suggested there were concerns surrounding raising interest rates too early and that a hike was most likely not imminent.  The British pound fell to a 13-month low versus the dollar after the Bank of England reduced U.K. growth projections.  The Japanese yen fell due to uncertainty surrounding the passing of a key sales tax increase.

Equities
U.S. markets rallied to reach new all-time highs, supported by strong retail sales data which signaled bullish prospects for the upcoming holiday season.  European equity markets fell slightly due to weak economic data and on reports five major European banks had agreed to pay a total of $3.3 billion to settle allegations of misconduct involving foreign-exchange trading.

Fixed Income
U.S. Treasury markets finished mostly unchanged.  Early-week declines caused by elevated debt supplies were offset by increased buying spurred by Eurozone growth concerns.  German Bund prices increased after growth data showed Germany narrowly avoided recession in the third quarter.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.